                                                                     EXHIBIT 4-4

                               MCN CORPORATION
                           (A MICHIGAN CORPORATION)

                              PRICING COMMITTEE

                           SECRETARY'S CERTIFICATE

        The undersigned, Secretary of MCN Corporation, a Michigan corporation, hereby certifies that the following is a true and correct copy of a resolution duly adopted by the Pricing Committee of MCN Corporation on October 26, 1994, and such resolution has not been modified, amended or rescinded and remains in full force and effect on the date hereof.

                RESOLVED, that debt securities (the "Securities") shall be issued pursuant to the resolutions of the Board of Directors dated July 28, 1994 with the following price, terms and conditions as set forth on Attachment A.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 28th day of October, 1994.

                                        /s/ Daniel L. Schiffer
                                        ------------------------------
                                        Daniel L. Schiffer, Secretary

                                                                 Attachment A

                            TERMS AND CONDITIONS OF
           SERIES A SUBORDINATED DEFERRABLE INTEREST DEBT SECURITIES


1. Indenture:                              The securities will be issued under
                                           the Indenture dated as of
                                           September 1, 1994 (the "Indenture")
                                           between the Corporation and NBD
                                           Bank, N.A., providing for the
                                           issuance of Subordinated Debt
                                           Securities, and capitalized terms
                                           used but not defined herein are used
                                           as defined in the Indenture.

2. Title:                                  Series A Subordinated Deferrable
                                           Interest Debt Securities ("Series
                                           A Debt Securities").

3. Aggregate Principal                     Limited to $101,100,000 aggregate
   Amount:                                 principal amount.

4. Maturity Date:                          November 30, 2024

5. Date of Initial Issuance:               November 2, 1994

6. Interest:                               Interest on the Series A Debt
                                           Securities will be fixed at a rate
                                           per annum of 9 3/8%.  Interest in
                                           arrears for more than one month will
                                           bear interest thereon at the rate
                                           per annum of 9 3/8% thereof.  The
                                           term "Interest" as used herein
                                           includes any such interest payable
                                           unless otherwise stated.  Interest
                                           on the Series A Debt Securities will
                                           be cumulative, will accrue from
                                           November 2, 1994 and will be payable
                                           monthly in arrears, on the last day
                                           of each calendar month of each year
                                           (each, an "Interest Payment Date"),
                                           commencing November 30, 1994, to the
                                           holders of Series A Debt Securities
                                           as they appear on the books and
                                           records of the Corporation at the
                                           close of business on the relevant
                                           record dates, which, as long as the
                                           Series A Debt Securities remain in
                                           book-entry-only form, will be one
                                           Business Day prior to the relevant
                                           payment dates.  In the event the
                                           Series A Debt Securities shall
                                           not continue to remain in
                                           book-entry-only form, the
                                           Corporation shall have the right to
                                           select relevant record dates which
                                           shall be more than one Business Day
                                           prior to the relevant payment dates.
                                           In the
                                           event that any date on which
                                           Interest is payable on the Series A
                                           Debt Securities is not a Business
                                           Day, then payment of Interest
                                           payable on such date will be made on
                                           the next succeeding day which is a
                                           Business Day (and without any
                                           interest or other payment in respect
                                           of any such delay) except that, if
                                           such Business Day is in the next
                                           succeeding calendar year, such
                                           payment shall be made on the
                                           immediately preceding Business Day,
                                           in each case with the same force and
                                           effect as if made on such date.

7. Additional Interest:                    If at any time MCN Michigan Limited
                                           Partnership ("MCN Michigan")
                                           shall be required to pay any interest
                                           on dividends in arrears in respect
                                           of the 9 3/8% Cumulative Preferred
                                           Securities, Series A ("Series A
                                           Preferred Securities"), the proceeds
                                           of the offering of which MCN
                                           Michigan used to purchase Series A
                                           Debt Securities, pursuant to the
                                           terms of such Series A Preferred
                                           Securities, then the Corporation
                                           will pay as interest to MCN Michigan
                                           as the holder of Series A Debt
                                           Securities ("Additional Interest")
                                           an amount equal to such interest on
                                           dividends in arrears.  In addition,
                                           if MCN Michigan would be required to
                                           pay any taxes, duties, assessments
                                           or governmental charges of whatever
                                           nature (other than withholding
                                           taxes) imposed by the United States,
                                           or any taxing authority, then, in
                                           any such case, the Corporation also
                                           will pay as Additional Interest such
                                           amounts as shall be required so that
                                           the net amounts received and
                                           retained by MCN Michigan after
                                           paying any such taxes, duties,
                                           assessments or other governmental
                                           charges will be not less than the
                                           amounts MCN Michigan would have
                                           received had no such taxes, duties,
                                           assessments or other governmental
                                           charges been imposed.

8. Option to Extend Interest               The Corporation shall have the right
   Payment Period:                         at any time and, from time to
                                           time, during the term of the Series
                                           A Debt Securities to extend the
                                           interest payment period to a period
                                           not exceeding 60 consecutive months
                                           (the "Extension Period"), at the
                                           end of which Extension Period the
                                           Corporation shall pay all interest
                                           then accrued and unpaid (including
                                           any Additional Interest) (together
                                           with interest thereon at the rate
                                           specified for the Series A Debt
                                           Securities to the extent permitted
                                           by applicable law); provided, that,
                                           during any such Extension Period,
                                           the Corporation shall not declare or
                                           pay any dividend on, or redeem,
                                           purchase, acquire or make a
                                           liquidation payment with respect to
                                           any of its capital stock until
                                           deferred interest on the Series A
                                           Debt Securities is paid in full.
                                           Prior to the termination of any such
                                           Extension Period, the Corporation
                                           may further extend the interest
                                           payment period, provided that such
                                           Extension Period together with all
                                           such previous and further extensions
                                           thereof may not exceed 60
                                           consecutive months.  Upon the
                                           termination of any Extension Period
                                           and the payment of all amounts then
                                           due, the Corporation may select a
                                           new Extension Period, subject to the
                                           above requirements.  No interest
                                           during an Extension Period shall be
                                           due and payable but interest shall
                                           accrue and shall be payable on the
                                           Interest Payment Date next following
                                           such Extension Period to the holders
                                           of record on the record date next
                                           preceding such Interest Payment
                                           Date.  If MCN Michigan shall be the
                                           sole holder of the Series A Debt
                                           Securities, the Corporation shall
                                           give MCN Michigan notice of its
                                           selection of such Extension Period
                                           one Business Day prior to the
                                           earlier of (i) the date the
                                           dividends on the Series A Preferred
                                           Securities are payable or (ii) the
                                           date MCN Michigan is required to
                                           give notice to the New York Stock
                                           Exchange or other applicable
                                           self-regulatory organization or to
                                           holders of the Series A Preferred
                                           Securities of the record date or the
                                           date such dividend is payable, but
                                           in any event not less than one
                                           Business Day prior to such record
                                           date.  If MCN Michigan shall not be
                                           the sole holder of the Series A Debt
                                           Securities, the Corporation shall
                                           give the holders of the Series A
                                           Debt Securities notice of its
                                           selection of such Extension Period
                                           ten Business Days prior to the
                                           earlier of (i) the next Interest
                                           Payment date or (ii) the date the
                                           Corporation is required to give
                                           notice to the New York Stock
                                           Exchange or other applicable self-
                                           regulatory organization or to
                                           holders of the Series A Debt
                                           Securities or of the record or
                                           payment date of such related
                                           interest payment, but in any event
                                           not less than two Business Days
                                           prior to such record date.

 9. Mandatory Prepayment:                  If MCN Michigan redeems Series A
                                           Preferred Securities in accordance
                                           with the terms thereof, the Series A
                                           Debt Securities will become due and
                                           payable in a principal amount equal
                                           to the aggregate stated liquidation
                                           preference of the Series A Preferred
                                           Securities so redeemed, together
                                           with any accrued and unpaid
                                           interest, including Additional
                                           Interest, if any, to the date fixed
                                           for redemption.

10. Optional Redemption:                   If there shall be no Series A
                                           Preferred Securities outstanding, the
                                           Series A Debt Securities will be
                                           redeemable at the option of the
                                           Corporation, in whole or in part, at
                                           any time on or after November 30,
                                           1999, upon not less than 30 nor more
                                           than 60 days' notice at a redemption
                                           price equal to 100% of the principal
                                           amount to be redeemed plus any
                                           accrued and unpaid interest,
                                           including any Additional Interest,
                                           to the date fixed for redemption.

11. Sinking Fund Obligations:              The Series A Debt Securities are not
                                           subject to any sinking fund
                                           obligations.

12.  Form of Security:                     The form of Security for the Series
                                           A Debt Securities to be issued
                                           to MCN Michigan if MCN Michigan is
                                           the sole holder of Series A Debt
                                           Securities is attached hereto as
                                           Exhibit A.  The form of Security for
                                           the Series A Debt Securities if MCN
                                           Michigan is not the sole holder of
                                           Series A Debt Securities is attached
                                           hereto as Exhibit B.

13.  Global Security; Common               If Series A Debt Securities are
     Depositary; Discontinuance:           distributed to holders of Series A
                                           Preferred Securities, the Series A
                                           Debt Securities will be issuable
                                           in whole or in part in the form of
                                           Global Securities, as described
                                           in the Prospectus Supplement dated
                                           October 18, 1994, of the Corporation
                                           relating to the Series A Debt
                                           Securities, a copy of which is
                                           attached hereto as Exhibit C and is
                                           subject to completion.  The
                                           Depository Trust Company ("DTC")
                                           shall be the Common Depositary for
                                           the Series A Debt Securities.  The
                                           Corporation may appoint a successor
                                           depositary as Common Depositary if
                                           DTC is unwilling or unable to
                                           continue as such.  A Global Security
                                           shall be exchangeable for Series A
                                           Debt Securities registered in the
                                           names of persons other than the
                                           Common Depositary or its nominee
                                           only if (i) the Common Depositary
                                           notifies the Corporation that it is
                                           unwilling or unable to continue as a
                                           depositary for such Global Security
                                           and no successor depositary shall
                                           have been appointed, or if any time
                                           the Common Depositary ceases to be a
                                           clearing agency registered under the
                                           Exchange Act at a time when the
                                           Common Depositary is required to be
                                           so registered to act as such
                                           depositary and no successor
                                           depositary shall have been
                                           appointed, (ii) the Corporation in
                                           its sole discretion determines that
                                           such Global Security shall be so
                                           exchangeable or (iii) there shall
                                           have occurred an Event of Default
                                           with respect to such Series A Debt
                                           Securities.

14.  Denominations; Exchange               In the event that Series A Debt
     and Transfer:                         Securities are issued in
                                           certificated form, such Series A
                                           Debt Securities will be issued in
                                           denominations of $25.00 and integral
                                           multiples thereof, and the transfer
                                           of Series A Debt Securities will be
                                           registrable and Series A Debt
                                           Securities will be exchangeable for
                                           Series A Debt Securities of other
                                           denominations of a like aggregate
                                           principal amount at the corporate
                                           trust office of the Trustee in
                                           Detroit, Michigan.





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
15.  Place of Payment:                     Principal and interest on the Series
                                           A Debt Securities shall be
                                           payable at the corporate trust
                                           offices of the Trustee in Detroit,
                                           Michigan.  If Series A Debt
                                           Securities are issued in
                                           certificated form, payment of
                                           interest may be made at the option
                                           of the Corporation by check mailed
                                           to the address of the persons
                                           entitled thereto.

16.  Set-off:                              Notwithstanding anything to the
                                           contrary in the Indenture, the
                                           Corporation shall have the right to
                                           set-off any payment it is otherwise
                                           required to make thereunder with and
                                           to the extent the Corporation has
                                           theretofore made, or is concurrently
                                           on the date of such payment making,
                                           a payment under the Payment and
                                           Guarantee Agreement dated as of
                                           October 26, 1994, by the Corporation
                                           in favor of MCN Michigan.





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
Form of Security.                                                 EXHIBIT A(1)


                                MCN CORPORATION

                   SERIES A SUBORDINATED DEFERRABLE INTEREST
                                 DEBT SECURITY


No. R-1                                                             $100,000,000


   MCN CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to MCN MICHIGAN LIMITED PARTNERSHIP, or registered assigns, the principal sum of One Hundred Million Dollars on November 30, 2024 and to pay interest thereon from November 2, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing November 30, 1994, at the rate of 9 3/8% per annum, until the principal hereof is paid or made available for payment and interest in arrears for more than one month will bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9 3/8% per annum.

   On the date of original issuance of this Security, the Company is a general partner of MCN Michigan Limited Partnership, a limited partnership formed under the laws of the State of Michigan ("MCN Michigan"). On such date, MCN Michigan issued its 9 3/8% Cumulative Preferred Securities, Series A (the "Preferred Securities"). If at any time (i) MCN Michigan shall be required to pay any interest on dividends in arrears in respect of the Preferred Securities, then the Company will pay as interest to MCN Michigan, as the holder of this Security, an amount equal to such interest on dividends in arrears or (ii) MCN Michigan would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any taxing authority, then, in any such case, the Company also will pay such amounts as shall be required so that the net amounts received and retained by MCN Michigan, after paying any such taxes, duties, assessments or other governmental charges will not be less than the amounts MCN Michigan would have received had no such taxes, duties, assessments or other governmental charges been imposed. Any amounts the Company is required to pay to MCN Michigan pursuant to the foregoing clause (i) or (ii) are referred to in this Security as "Additional Interest." In the event that Securities ("Exchange Securities") are issued to the holders of the

Preferred Securities in accordance with the terms of the Preferred Securities this Security shall be cancelled, with no payment by the Company to MCN Michigan, concurrently with the issuance of all Exchange Securities that the Company is required to issue. If any Additional Interest is due to MCN Michigan immediately prior to such cancellation, the Additional Interest shall become payable to the Holders of the Exchange Securities on a pro rata basis.

   The Company shall have the right at any time and, from time to time, to extend the interest payment period to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon to the extent permitted by law); provided that, during any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock until deferred interest on the Securities is paid in full. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest during an Extension Period shall be due and payable. The Company shall give notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Preferred Securities are payable or (ii) the date MCN Michigan is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Preferred Securities or of the record or payment date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date.

   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1994 (herein called the "Indenture"), between the Company and NBD Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

   If MCN Michigan redeems Preferred Securities in accordance with the terms thereof, this Security will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

   Notwithstanding anything to the contrary in the Indenture or this Security, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Payment and Guarantee Agreement, dated as of October 26, 1994, by the Company in favor of MCN Michigan.

   This Security is a general unsecured obligation of the Company and will be subordinate in right of payment to all existing and future Senior Indebtedness of the Company.

   The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture.
In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

   All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                        MCN CORPORATION



                                        By ________________________________


Attest:

____________________________                             [SEAL]




Trustee's Certificate of Authentication.

Dated: November 2, 1994

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        NBD BANK, N.A.
                                          As Trustee



                                        By ________________________________
                                                       Authorized Signatory





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
Form of Security.                                                EXHIBIT A(2)


                                MCN CORPORATION

                   SERIES A SUBORDINATED DEFERRABLE INTEREST
                                 DEBT SECURITY


No. R-2                                                               $1,100,000


   MCN CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to MCN MICHIGAN LIMITED PARTNERSHIP, or registered assigns, the principal sum of One Million and One Hundred Thousand Dollars on November 30, 2024 and to pay interest thereon from November 2, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing November 30, 1994, at the rate of 9 3/8% per annum, until the principal hereof is paid or made available for payment and interest in arrears for more than one month will bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9 3/8% per annum.

   On the date of original issuance of this Security, the Company is a general partner of MCN Michigan Limited Partnership, a limited partnership formed under the laws of the State of Michigan ("MCN Michigan"). On such date, MCN Michigan issued its 9 3/8% Cumulative Preferred Securities, Series A (the "Preferred Securities"). If at any time (i) MCN Michigan shall be required to pay any interest on dividends in arrears in respect of the Preferred Securities, then the Company will pay as interest to MCN Michigan, as the holder of this Security, an amount equal to such interest on dividends in arrears or (ii) MCN Michigan would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any taxing authority, then, in any such case, the Company also will pay such amounts as shall be required so that the net amounts received and retained by MCN Michigan, after paying any such taxes, duties, assessments or other governmental charges will not be less than the amounts MCN Michigan would have received had no such taxes, duties, assessments or other governmental charges been imposed. Any amounts the Company is required to pay to MCN Michigan pursuant to the foregoing clause (i) or (ii) are referred to in this Security as "Additional Interest." In the event that Securities ("Exchange Securities") are issued to the holders of the

Preferred Securities in accordance with the terms of the Preferred Securities this Security shall be cancelled, with no payment by the Company to MCN Michigan, concurrently with the issuance of all Exchange Securities that the Company is required to issue. If any Additional Interest is due to MCN Michigan immediately prior to such cancellation, the Additional Interest shall become payable to the Holders of the Exchange Securities on a pro rata basis.

   The Company shall have the right at any time and, from time to time, to extend the interest payment period to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon to the extent permitted by law); provided that, during any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock until deferred interest on the Securities is paid in full. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest during an Extension Period shall be due and payable. The Company shall give notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Preferred Securities are payable or (ii) the date MCN Michigan is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Preferred Securities or of the record or payment date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date.

   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1994 (herein called the "Indenture"), between the Company and NBD Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,100,000.

   If MCN Michigan redeems Preferred Securities in accordance with the terms thereof, this Security will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so redeemed, together with any accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

   Notwithstanding anything to the contrary in the Indenture or this Security, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Payment and Guarantee Agreement, dated as of October 26, 1994, by the Company in favor of MCN Michigan.

   This Security is a general unsecured obligation of the Company and will be subordinate in right of payment to all existing and future Senior Indebtedness of the Company.

   The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture.
In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

   All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                          MCN CORPORATION



                                          By ________________________________



Attest:


________________________________                                [SEAL]




Trustee's Certificate of Authentication.

Dated: November 2, 1994

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                          NBD BANK, N.A.
                                            As Trustee



                                          By ________________________________
                                                         Authorized Signatory

Form of Face of Security.                                            EXHIBIT B


                                MCN CORPORATION

                   SERIES A SUBORDINATED DEFERRABLE INTEREST
                                 DEBT SECURITY


No.                               $

   MCN CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________, or registered assigns, the principal sum of ________________________ Dollars on November 30, 2024, and to pay interest thereon from November 2, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the last day of each calendar month of each year (each, an "Interest Payment Date"), commencing November 30, 1994, at the rate of 9 3/8% per annum, until the principal hereof is paid or made available for payment and interest in arrears for more than one month will bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 9 3/8% per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which date shall be determined as follows: (i) if the Securities are available in book-entry-form only, the Regular Record Date shall be one Business Day prior to the Interest Payment Date or (ii) if the Securities are made available in the form of definitive certificates registered in the name of the Holder and recorded in a security register maintained by the Company or its designated agent, the Company shall have the right to select Regular Record Dates which shall be more than one Business Day prior to the corresponding Interest Payment Dates, in which case the Company shall provide Holders of the Securities with the information necessary to determine the Regular Record Dates. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

   The Company shall have the right at any time and, from time to time, to extend the interest payment period to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by law); provided that, during any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock until deferred interest on the Securities is paid in full. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest during an Extension Period shall be due and payable but interest shall be payable on the Interest Payment Date next following such Extension Period to the Holders of record on the Regular Record Date next preceding such Interest Payment Date. The Company shall give the Holders of Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Securities or of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

   Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Detroit, Michigan, in Dollars; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                    MCN CORPORATION



                                    By ______________________________


Attest:


______________________________                                [SEAL]




Form of Reverse of Security.

   This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1994 (herein called the "Indenture"), between the Company and NBD Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $__________.

   The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by first class mail, in whole or in part, at any time on or after November 30, 1999, at a Redemption Price equal to 100% of the principal amount, with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

   In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

   This Security is a general unsecured obligation of the Company and will be subordinate in right of payment to all existing and future Senior Indebtedness of the Company.

   The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture.
In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   [If issued in certificated form -- As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.]

   [If issued in certificated form -- The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

   [If issued in certificated form -- No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

   [If issued in certificated form -- Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

   The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

   A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

   [If applicable, insert -- Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.]

   All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

  To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_______________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint  ________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated: _______________  Your Signature:__________________________
                                       (Sign exactly as your name
                                       appears on the other side
                                       of this Security)

Signature Guaranty: ____________________________________
                    [Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.]

Social Security Number or Taxpayer Identification
Number:__________________________________________

Form of Trustee's Certificate of Authentication.

Dated: ________________

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                         NBD BANK, N.A.
                                           As Trustee



                                         By ________________________________
                                                        Authorized Signatory

                                                                EXHIBIT C

        The final Prospectus Supplement, dated October 26, 1994, was filed with the Securities and Exchange Commission under Rule 424(b)(5) on October 27, 1994.